EXHIBIT 99.1

China Dongsheng International, Inc. Enters into Letter of Intent to Acquire Strategic Ginseng Property
Tuesday February 19, 8:00 am ET

NEW YORK, Feb. 19 /Xinhua-PRNewswire-FirstCall/ -- China Dongsheng International, Inc. (OTC Bulletin Board: CDSG.OB - News; the "Company") announced today that it has reached final terms and entered into a letter of intent to acquire land and ginseng crops in Jiaohe, Jilin Province for approximately $8,965,900. At the closing, the Company will have successfully acquired land use rights for the 3,133 acre property until February 7, 2034. This property has been planted with approximately 18.8 million ginseng plants (or 6,000 per acre) since 2004.

According to an independent evaluation from the Tonghua Huiyuan Ginseng Institute, the property, which is located at Changbai Mountain (known as the top ginseng production area of China), is a superior geographical environment for the cultivation of high-quality forest ginseng. As the current market price for 8 year-old ginseng is approximately $7 per plant, the total ginseng crop on this property would be valued at approximately $132 million in 4 years at today's market prices.

According to industry reports, high-end healthcare product sales in China are expected to increase by over 13 percent annually, reaching $24 billion by 2010. Higher demand for ginseng related products in China is expected over the coming years due to growing affluence and the aging population.

"This acquisition is another important step in our expansion plans to vertically integrate our operations. The process began when we brought the manufacturing of our chitosan based products in-house during the second quarter in fiscal year 2008," stated Aidong Yu, Chairman and President of China Dongsheng, "This source of raw materials for ginseng will be a strategic asset for the Company as we continue our plan to enhance and expand our product offerings. With our extensive distribution network, branded products, expanded R&D team, and new GMP certified manufacturing facilities, the Company is becoming increasingly well-positioned to take advantage of the growing demand for healthcare products in China."

About China Dongsheng International, Inc.

China Dongsheng International, Inc., through its 100%-owned subsidiary, Jilin Dongsheng Weiye Science and Technology Development Co., Ltd, is engaged in the development and manufacture of nutritional supplements and personal care products domestically in China. The Company sells these products through approximately 200,000 distributors (with 18,000 full time salespersons) and 2,500 retail outlets (with over 400 exclusive franchise stores) in twenty-six provinces throughout China.

Safe Harbor Statement

The statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

     Contact:

     Peter D. Zhou
     (212) 232-0058

Source: China Dongsheng International, Inc.

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